Exhibit 10.1

ADDENDUM # __

TO THE EMPLOYMENT AGREEMENT

DATED ________

BETWEEN CASPIAN SERVICES, INC. AND ________

This Addendum # __ dated August __, 2009 (“Addendum # __) is made between CASPIAN SERVICES, INC., a Nevada registered corporation (the “Company” or the “Employer”) and _______ (the “Executive Employee” or the “Employee”) with the intention to modify the terms and conditions of the Employment Agreement dated _____ between the Company and the Executive Employee.

RECITALS

WHEREAS:

(A)      The Company and the Executive Employee entered into Employment Agreement, dated ____________ (that subsequently been replaced with the Employment Agreement dated __________ ) (the “Employment Agreement”) as amended in accordance with the Addendum # ___, dated April 28, 2008; and

(B)      In consideration of the Company making a one time payment to the Executive Employee in equivalent of the three month base salary or __________ USD the Executive Employee hereby agrees to amend the Employment Agreement as set forth in this Addendum # ____:

1.           Effective, for the limited period starting, ___________ and ending July 31, 2009the “Stock Option Grant” section of the Employment Agreement as Amended by the Addendum # 1 and re-titled “Other Compensation Entitlements” shall also be amended by deleting in its entirety and replacing it with the following:

“The number of mandatory stock options to be issued annually (on December 31 of each year following the first full year of employment) to Executive Employee shall be equal to the amount of the Executive Employee’s annual base salary divided by the closing market price of the Company’s common stock on the date of the grant. The exercise (or grant) price of the options shall be equal to the closing market price of the Company’s common stock on the date of such grant.

Unless provided otherwise in the Notice of Stock Option Grant or other award grant, and accepted by the Executive Employee, options or other equity awards vest over three years, exercisable within five years of full vesting.

Percentage of Shares
Number of Full Years	That May be Purchased
Less than	1 year	0%
1 year	33
2 years	67%
3 years	100%

In lieu of any mandatory stock option grant to which the Executive Employee may become entitled under the provisions of the Employment Agreement, the Company may issue, in full or in part, a restricted stock grant, or cash payment or combination thereof as may be from time to time determined by the Compensation Committee or in the absence of a Compensation Committee by the Board of Directors.

If the Company, in its sole discretion, determines to issue a restricted stock grant in lieu of stock options, the Executive Employee shall be entitled to one share of restricted common stock for five stock options Executive Employee was entitled to receive in accordance with the formula described above. All restricted stock awards shall be subject to the vesting schedule described above.

Should the Company, in its sole discretion, determine to make a partial or full cash payment to Executive Employee in lieu of granting stock options and/or a restricted stock grant, such cash payment shall be made on the basis of the closing market price of the Company’s common stock on the date of grant multiplied by the total number of restricted common stock determined in accordance with this Agreement.

At the Company’s sole discretion Executive Employee may also be considered for additional discretionary stock option grants, restricted stock grants or discretionary cash bonus or combination thereof as may, from time to time, be determined by the Compensation Committee or in the absence of a Compensation Committee by the Board of Directors.”

Any and all grants in accordance with this Employment Agreement shall be issued on the annual basis once a year on December 31 of each year following the first full year of Executive’s employment with the Company or any of its subsidiary.

2.            Effective August 1, 2009the “Stock Option Grant” section of the Employment Agreement as Amended by the Addendum # 1 and re-titled “Other Compensation Entitlements”, as further amended by Section 1 above shall be amended by deleting in its entirety and replacing it with the following:

Other Compensation Entitlements.

a)

The Executive shall be eligible to receive annual bonuses during the employment period, in such amounts and at such times, if any, as may be approved by the Company’s Board of Directors in its sole discretion.  Annual bonuses, if any, shall be subject to the limitations set forth in this Employment Agreement.

b)

The maximum cash bonus will equal 25% of the employees annual salary, 60% of this will be attributable to a company set financial goal, the remaining 40% to personal goals set by the individual. Both these goals to be set at the start of the financial year. The company financial goal will be set by executive management and verified by the board. Should this goal be met the employee will receive 60% of his maximum bonus. This portion of the bonus will be pro-ratable to the goals actually met. Three personal goals will be submitted by the individual and be subject to vetting and acceptance by management, or board where appropriate. The individual goals need not be finance based.

SIGNATURE PAGE FOLLOWS

IN WITNESS WHEREOF, the parties have executed and delivered this Addendum # ___ effective as of the date first written above.

SIGNATURES:

ON BEHALF OF THE CASPIAN SERVICES, INC. SIGNED BY:

NAME:	_____________________

TITLE:	_____________________

SIGNATURE:	_____________________ DATE SIGNED: _________________

EMPLOYEE:

SIGNATURE:	_____________________ DATE SIGNED: _________________

PRINT NAME:	____________________________